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                                                                    Exhibit 1(a)


                                  [LETTERHEAD]


                                                December 21, 2000



Mr. Joseph Lechiara
Chief Financial Officer
AlphaCom, Inc.
1035 Rosemary Blvd., Suite 1
Akron, OH 44306


Dear Joe:


This is to confirm that the client-auditor relationship between AlphaCom, Inc. (Commission File Number 333-83573) and Spector & Saulino CPAs, L.L.C. has ceased.




                                                Very truly yours,


                                           /s/ Spector & Saulino, CPAs, L.L.C.



Cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 9-5
     450 Fifth Street, N.W.
     Washington, D.C. 20549


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